Exhibit 99.1

Proteostasis Therapeutics Announces Global License Agreement with Genentech

Agreement Covers Small Molecule Modulators of the Cellular Proteostasis Network

BOSTON, Mass. – December 17, 2018 – Proteostasis Therapeutics, Inc. (NASDAQ:PTI), a clinical stage biopharmaceutical company dedicated to the discovery and development of groundbreaking therapies to treat cystic fibrosis (CF) and other diseases caused by dysfunctional protein processing, today announced a worldwide, exclusive license agreement with Genentech, a member of the Roche Group, for rights to potential therapeutic small molecule modulators of an undisclosed target within the proteostasis network. The agreement does not include cystic fibrosis transmembrane conductance regulator (CFTR) modulators and is unrelated to PTI’s investigational medicines or other ongoing research programs in cystic fibrosis.

The proteostasis network consists of more than 1,000 proteins organized into pathways that can be regulated or targeted by drugs. Genetic mutations, environmental factors, and aging can cause the proteome to become imbalanced, which can lead to a decrease in protein quality control leading to a wide range of diseases including cancer.

Under the terms of the agreement, in exchange for rights to these small molecule modulators, Proteostasis is eligible to receive upfront and milestone payments of over $100 million. In addition, Proteostasis is eligible to receive tiered royalties on sales of medicines resulting from the license agreement. Genentech is responsible for all further research and development expenses related to the program. Full financial terms, the therapeutic target and disease areas of focus are not disclosed.

“We are thrilled to enter into this agreement with Genentech, an industry leader with a proven record of success in small molecule research and development,” said Meenu Chhabra, President and CEO of Proteostasis Therapeutics. “PTI’s platform revolves around the modulation of protein homeostasis pathways within the cell, either restoring its normal state or enhancing its capacity to control or delay the progression of disease. We look forward to working with Genentech to leverage discoveries from this platform to potentially address unmet medical needs.”

About Proteostasis Therapeutics, Inc.

Proteostasis Therapeutics, Inc. is a clinical stage biopharmaceutical company developing small molecule therapeutics to treat cystic fibrosis and other diseases caused by dysfunctional protein processing. Headquartered in Boston, MA, the Proteostasis Therapeutics team focuses on identifying therapies that restore protein function. For more information, visit www.proteostasis.com.

Safe Harbor

To the extent that statements in this release are not historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “aim,” “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements made in this release include, without limitation, statements regarding expected receipt of the upfront payment, future milestone-based payments and royalties which may be paid by Genentech to Proteostasis Therapeutics, and the potential for the platform or target to yield treatments addressing unmet medical need. Forward-looking statements made in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, or expectations for our technology will be attained or achieved. Such risks and uncertainties include, without limitation, the possibility that Proteostasis Therapeutics may not realize the potential benefits of this licensing arrangement, and those set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and our other SEC filings. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investors:

David Pitts / Claudia Styslinger

Argot Partners

212.600.1902

david@argotpartners.com / claudia@argotpartners.com

Media:

David Rosen

Argot Partners

212.600.1902

david.rosen@argotpartners.com